Exhibit 10.1

FIRST AMENDMENT TO

CREDIT AGREEMENT

This First Amendment to Credit Agreement (the “First Amendment”) is made as of the 31st day of October, 2011, by and among:

BIG 5 CORP., a Delaware corporation (the “Lead Borrower”), as agent for itself and BIG 5 SERVICES CORP., a Virginia corporation (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”),

BIG 5 SPORTING GOODS CORPORATION, a Delaware corporation (the “Parent”),

the LENDERS party hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association having a place of business at One Boston Place, Boston, Massachusetts 02110, as Administrative Agent, Collateral Agent, and Swing Line Lender (in such capacity, the “Agent”), and

BANK OF AMERICA, N.A., as Documentation Agent.

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Borrowers, the Parent, the Lenders party thereto, and the Agent, among others, have entered into a Credit Agreement dated as of October 18, 2010 (as amended and in effect, the “Credit Agreement”);

WHEREAS, the Borrowers, the Parent, the Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Defined Terms. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Credit Agreement, unless otherwise defined.

2.

Representations and Warranties. Each Loan Party hereby represents and warrants that after giving effect to this First Amendment, (i) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (except in the case of any representation or warranty qualified or modified by materiality, which shall be true and correct as so qualified or modified) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

3.	Ratification of Loan Documents. The Credit Agreement, as hereby amended, and all other Loan Documents, are hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

4,	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:

a.	The definition of “Adjustment Date” is hereby deleted in its entirety and the following substituted in its stead:

“Adjustment Date” means January 2, 2012, and the first day of each Fiscal Quarter occurring thereafter.

b.	The definition of “Applicable Commitment Fee Percentage” is hereby deleted in its entirety and the following substituted in its stead:

“Applicable Commitment Fee Percentage” means 0.375% per annum.

c.	The definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

“Applicable Margin” means:

(a) From and after the First Amendment Effective Date until the Adjustment Date occurring on January 2, 2012, the percentages set forth in Level II of the pricing grid below; and

(b) From and after the Adjustment Date occurring on January 2, 2012 and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability; provided however, that notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, interest shall accrue at the Default Rate as and to the extent set forth in Section 2.08 hereof; provided further if any Borrowing Base Certificates are at any time restated or otherwise revised because the information set forth therein proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during the period covered thereby, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

				Commercial	Standby
	Average Daily	LIBOR	Base Rate	Letter of Credit	Letter of
Level	Availability	Margin	Margin	Fee	Credit Fee
I	Greater than or equal to $70,000,000	1.50%	0.50%	1 .00%	1 .50%
II	Less than $70,000,000 but greater than or equal to $40,000,000	1.75%	0.75%	1 .25%	1 .75%
III	Less than $40,000,000	2.00%	1 .00%	1 .50%	2.00%

d.	The definition of “Maturity Date” is hereby deleted in its entirety and the following substituted in its stead:

“Maturity Date” means October 31, 2016.

e.	The definition of “Payment Conditions” is hereby deleted in its entirety and the following substituted in its stead:

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making such payment, and (b) either (x) (i) after giving effect to such transaction or payment, the Pro Forma Availability Condition and the Pro Forma Adjusted Availability Condition have been satisfied, and (ii) the Consolidated Fixed Charge Coverage Ratio, on a pro-forma basis after giving effect to such transaction or payment, will be greater than 1.0:1.0, or (y) after giving effect to such transaction or payment, the RP Pro Forma Availability Condition and the RP Pro Forma Adjusted Availability Condition have been satisfied. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) (x) or (y), as applicable, above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

f.	The following new definitions are hereby added to the Credit Agreement in appropriate alphabetical order:

“First Amendment Effective Date” means October 31, 2011.

“RP Pro Forma Adjusted Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Pro Forma Adjusted Availability following, and after giving effect to, such transaction or payment, will be equal to or greater than $75,000,000.

“RP Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Pro Forma Availability following, and after giving effect to, such transaction or payment, will be equal to or greater than $25,000,000.

5.

Amendment to Article VII. Section 7.07 of the Credit Agreement is hereby amended by deleting “in compliance with Section 7.02(e)” at the end thereof and by substituting “with Permitted Indebtedness” in its stead.

6.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of (or waived by) the Agent:

a.

All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this First Amendment shall have been duly and effectively taken. The Agent shall have received from the Loan Parties true copies of their respective resolutions authorizing the transactions described herein, each certified by the secretary or other appropriate officer of such Loan Party to be true and complete.

b.

The Loan Parties shall have paid to the Agent, for the account of the Lenders in accordance with their Applicable Percentages, an amendment fee in an amount equal to 0.20% of the Aggregate Commitments.

c.	No Default or Event of Default shall have occurred and be continuing.

7.	Miscellaneous.

a.	The Loan Parties shall reimburse the Agent for all Credit Party Expenses incurred by the Agent in connection herewith.

b.

This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or e-mail of a PDF copy shall be effective as delivery of a manually executed counterpart hereof.

c.

This First Amendment and the Credit Agreement together shall constitute one agreement. This First Amendment and the Credit Agreement together express the entire understanding of the parties with respect to the matters set forth herein and supersede all prior discussions or negotiations hereon.

d.	The provisions of Section 10.12 of the Credit Agreement are specifically incorporated herein by reference.

e.	THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first above written.

BIG 5 CORP., as Lead Borrower

By:	/s/ Barry D. Emerson
Name:	Barry D. Emerson
Title:	Senior V.P. and CFO

BIG 5 SERVICES CORP., as a Borrower

By:	/s/ Barry D, Emerson
Name:	Barry D. Emerson
Title:	Senior V.P. and CFO

BIG 5 SPORTING GOODS CORPORATION, as Guarantor

By:	/s/ Barry D. Emerson
Name:	Barry D. Emerson
Title:	Senior V.P. and CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Collateral Agent, as L/C Issuer, as Swing Line Lender and as a Lender

By:	/s/ Brent E. Shay
Name: Title:	Brent E. Shay Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Stephen King
Name:	Stephen King
Title:	SVP

UNION BANK, N.A., as a Lender

By:	/s/ Adrian Avalos
Name:	Adrian Avalos
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as as a Lender

By:	/s/ Robin L. Arriola
Name:	Robin L. Arriola
Title:	Senior Vice President

10